UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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HUMANIGEN, INC.
(Name of Registrant as Specified In Its Charter)

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HUMANIGEN, INC.

830 Morris Turnpike, 4th Floor

Short Hills, NJ 07078

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2022

To the Stockholders of Humanigen, Inc.:

On behalf of our board of directors (the “Board”), you are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Humanigen, Inc., a Delaware corporation (the “Company”), to be held on Thursday, June 9, 2022 at 1:00 p.m. Eastern Time. To support the health and well-being of our stockholders, employees and directors, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect seven directors named in the accompanying proxy statement (Proposal 1);

2.	To ratify the selection by the audit committee of our Board of HORNE LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2);

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement (Proposal 3); and

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Dr. Cameron Durrant

Dr. Cameron Durrant
Chairman of the Board and Chief Executive Officer

Short Hills, New Jersey

April 12, 2022

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You are cordially invited to virtually attend the Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES IN ADVANCE. You may vote your shares in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

If you were a stockholder of record as of April 11, 2022, you may vote online during the Annual Meeting. If, on April 11, 2022, your shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent, and you may not ask questions or make comments at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2022

Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge at www.proxyvote.com.  On or about April 25, 2022, we expect to mail to certain stockholders a Notice of Internet Availability of Proxy Materials that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet and how to vote at the Annual Meeting.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS	5

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	6
Why did I receive a notice regarding the availability of proxy materials on the internet?	6
How do I attend, participate in, and ask questions during the virtual Annual Meeting?	6
Who can vote at the Annual Meeting?	7
Stockholder of Record: Shares Registered in Your Name	7
Beneficial Owner: Shares Registered in the Name of a Broker or Bank	7
What am I voting on?	7
What if another matter is properly brought before the Annual Meeting?	7
How do I vote?	7
Can I change my vote after submitting my proxy?	8
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?	8
If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?	9
What are “broker non-votes”?	9
How are votes counted?	9
How many votes are needed to approve each proposal?	9
What is the quorum requirement?	9
How can I examine a list of stockholders?	10
When are stockholder proposals and director nominations due for next year’s annual meeting?	10
Who is paying for this proxy solicitation?	10
What is “householding”?	10

PROPOSAL 1 ELECTION OF DIRECTORS	11
General	11
Nominees for Reelection as Directors at the Annual Meeting	11

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	14
Director Independence	14
Board Leadership Structure	14
Role of the Board of Directors in Risk Oversight	14
Meetings of the Board of Directors and its Committees	14
Committees of the Board of Directors	14
Audit Committee	15
Compensation Committee	16
Nominating and Corporate Governance Committee	16
Process for Recommending and Nominating Candidates for Election to the Board	16
Stockholder Communications with our Board	17
Code of Ethics	17

Proposal 2 Ratification of HORNE LLP as our Independent Registered Public Accounting Firm	18
Independent Registered Public Accounting Firm’s Fees	18
Pre-Approval Policies and Procedures	18

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HUMANIGEN, INC.

830 Morris Turnpike, 4th Floor

Short Hills, NJ 07078

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2022 at 1:00 p.m. Eastern Time

Our board of directors (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Humanigen, Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/HGEN2022, on Thursday, June 9, 2022 at 1:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting.

The Annual Meeting will be held for the following purposes:

1.	To elect seven directors named herein (Proposal 1);

2.	To ratify the selection by the audit committee of our Board of HORNE LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2);

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement (Proposal 3); and

4.	To conduct any other business properly brought before the Annual Meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 25, 2022, we expect to mail to our stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet and how to vote at the Annual Meeting.

Only stockholders of record of our common stock at the close of business on April 11, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 70,378,977 shares of our common stock outstanding and entitled to vote. If you plan to attend the Annual Meeting online, please see the instructions on page 6 of this proxy statement.

In this proxy statement, we refer to Humanigen, Inc. as “Humanigen,” the “Company,” “we” or “us” and the board of directors of Humanigen as “our Board.” Our Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to us at 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078, Attention: Corporate Secretary.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders holding our common stock will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

How do I attend, participate in, and ask questions during the virtual Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/HGEN2022. The meeting will start at 1:00 p.m. Eastern Time, on Thursday, June 9, 2022. Stockholders attending the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/HGEN2022. We recommend that you log in a few minutes before the scheduled start time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

▪	You may submit questions and comments electronically through the meeting portal or by calling the toll-free number listed there during the Annual Meeting.

▪	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments. Record holders or proxy holders may submit a question up to five days prior to the Annual Meeting, or do so during the Annual Meeting. To submit your question, you may log in to www.proxyvote.com and enter your control number and meeting password as shown on the Notice. Once past the login screen, click on the question icon at the top of the page. You may then type your question into the question bar at the bottom of the screen, and click the icon to the right of the question bar to submit the question.

▪	Please direct all questions to our Corporate Secretary.

▪	Please include your name and affiliation, if any, when submitting a question or comment.

▪	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

▪	Questions may be grouped by topic by our management.

▪	Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

▪	Be respectful of your fellow stockholders and Annual Meeting participants.

▪	No audio or video recordings of the Annual Meeting are permitted.

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Who can vote at the Annual Meeting?

Only stockholders of record of our common stock at the close of business on the Record Date, April 11, 2022, will be entitled to vote at the Annual Meeting. On the Record Date, there were 70,378,977 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share of common stock held on the Record Date.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting electronically through the internet, by telephone or by completing and returning a printed proxy card (if you request a printed proxy card in accordance with the instructions provided in the Notice).

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent, and you may not ask questions or make comments at the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

▪	Proposal 1: Election of seven directors, each to serve until our annual meeting of stockholders in 2023 and until their successors are elected and qualified;

▪	Proposal 2: Ratification of the selection by the audit committee of our Board of HORNE LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

▪	Proposal 3: Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

▪	Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record of our common stock, you may vote (1) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time or (2) online during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

o	To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 8, 2022 to be counted.

o	To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/HGEN2022, starting at 1:00 p.m. Eastern Time on June 9, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

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o	To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903, which is the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 8, 2022 to be counted.

o	To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m., Eastern Time on June 8, 2022, we will vote your shares as you direct at the Annual Meeting.

▪	Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares of our common stock registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a proxy issued in your name from that record holder.

Internet proxy voting in advance of the Annual Meeting and/or Internet voting during the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I change my vote after submitting my proxy?

▪	Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record of our common stock, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

o	Submit another properly completed proxy card with a later date.

o	Grant a subsequent proxy by telephone or through the internet.

o	Send a timely written notice that you are revoking your proxy to the Company at 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078, Attention: Corporate Secretary.

o	Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

▪	Your most current proxy card or telephone or internet proxy is the one that is counted.

▪	Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares of our common stock and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record of our common stock and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board:

▪	“FOR” the election of each of the seven nominees for director,

▪	“FOR” the ratification of the selection of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and

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▪	“FOR” the advisory approval of executive compensation.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares of our common stock and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Accordingly, your broker or nominee may vote your shares of common stock on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposals 1 or 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposals 1 or 3. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: (i) with respect to Proposal 1, votes “FOR,” “WITHHOLD,” and broker non-votes; (ii) with respect to Proposal 2, votes “FOR,” “AGAINST” and abstentions; and (iii) with respect to Proposal 3, votes “FOR,” “AGAINST,” abstentions and broker non-votes.

How many votes are needed to approve each proposal?

▪	Proposal 1: For the election of directors, the seven nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

▪	Proposal 2: To be approved, the ratification of the selection of HORNE LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022 must receive the affirmative vote of a majority of the votes cast by holders of our common stock present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote. We do not expect any broker non-votes for Proposal 2.

▪	Proposal 3: To be approved, on an advisory basis, the compensation of our named executive officers must receive the affirmative vote of a majority of the votes cast by holders of our common stock present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 70,378,977 shares of common stock outstanding and entitled to vote.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of common stock present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

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How can I examine a list of stockholders?

A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. The stockholder list will also be available online during the Annual Meeting at the following URL: www.virtualshareholdermeeting.com/HGEN2022.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2022, to us at 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078, Attention: Corporate Secretary.

Pursuant to our Second Amended and Restated Bylaws (the “Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2023 annual meeting otherwise than for inclusion in next year’s proxy materials, you must do so not later than March 11, 2023, nor earlier than the close of business on February 9, 2023. However, if the date of our 2023 annual meeting is not held between May 10, 2023 and August 18, 2023, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to such 2023 annual meeting and not later than the close of business on the later of the 90th day prior to such 2023 annual meeting or the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made.

You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Humanigen, Inc., 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board currently consists of seven members. Our Board, upon the recommendation of its nominating and corporate governance committee, has nominated the following individuals for reelection at the Annual Meeting: Dr. Cameron Durrant, Ronald Barliant, Dr. Rainer Boehm, Cheryl Buxton, Dr. Dale Chappell, Dr. John Hohneker and Dr. Kevin Xie. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2023 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees described above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the committee also takes into account geographic, gender, age, and ethnic diversity. While the Company does not have a formal diversity policy, the Board and the nominating and corporate governance committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process.

Prior to their appointment to the Board in October 2021, each of Drs. Hohneker and Xie was initially recommended to our nominating and corporate governance committee by incumbent board members. Our nominating and corporate governance committee met with Drs. Hohneker and Xie and reviewed their qualifications and subsequently recommended to our Board that each of Drs. Hohneker and Xie be appointed to the Board.

Nominees for Reelection as Directors at the Annual Meeting

The following table sets forth the names, ages and current positions of our director nominees, as of April 5, 2022, each of whom is currently serving as a member of our Board. Following the table is biographical information for each director nominee, including information on specific experiences, qualifications, attributes and skills that support the conclusion that the director should continue to serve on our Board.

Name	Age	Principal Occupation	Director Since
Cameron Durrant, M.D., MBA	61	Chairman and Chief Executive Officer, Humanigen, Inc.	2016
Ronald Barliant, JD	76	Of Counsel, Goldberg Kohn, Ltd.	2016
Rainer Boehm, M.D., MBA	62	Former Chief Commercial and Medical Officer and interim Chief Executive Officer at Novartis Pharmaceuticals	2018
Cheryl Buxton, MSc.	62	Former Vice Chairman, Global Sector Leader, Pharmaceuticals, Korn Ferry International	2019
Dale Chappell, M.D., MBA	51	Chief Scientific Officer, Humanigen, Inc.	2021
John Hohneker, M.D.	62	Former President and Chief Executive Officer of Anokion SA	2021
Kevin Xie, Ph.D.	51	Chief Financial Officer, Gracell Biotechnologies	2021

Cameron Durrant, M.D., MBA, has served as our Chairman of our Board since January 2016, and as our Chief Executive Officer since March 2016. In addition, Dr. Durrant served as our Interim Chief Financial Officer from July 1, 2019 to July 31, 2020. From May 2014 to January 2016, Dr. Durrant served as Founder and Director of Taran Pharma Limited, a private semi-virtual specialty pharma company developing and registering treatments in Europe for orphan conditions. Dr. Durrant served as President and Chief Executive Officer of ECR Pharmaceuticals Co., Inc., a subsidiary of Hi-Tech Pharmacal Co., Inc., from September 2012 to April 2014 until its acquisition by Akorn. He previously has been a senior executive at Johnson and Johnson, Pharmacia Corporation, GSK and Merck. Dr. Durrant was a director of Immune Pharmaceuticals Inc. from July 2014 to September 2018 and serves on the boards of directors of two privately held healthcare companies. Dr. Durrant earned his medical degree from the Welsh National School of Medicine, Cardiff, UK, his DRCOG from the Royal College of Obstetricians and Gynecologists, London, UK, his MRCGP from the Royal College of General Practitioners, London, UK, and his MBA from Henley Management College, Oxford, UK. Dr. Durrant brings to the Board extensive experience as a pharma/biotech entrepreneur, operating executive and board member, as well as his day-to-day operating experience as our Chief Executive Officer.

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Ronald Barliant, JD, has served as a member of our Board since January 2016. Mr. Barliant has been Of Counsel to Goldberg Kohn, Ltd. since January 2016, and immediately prior to that had served as a principal in Goldberg Kohn’s Bankruptcy & Creditors’ Rights Group since September 2002. He previously served as U.S. bankruptcy judge for the Northern District of Illinois from 1988 to 2002. Mr. Barliant has represented debtors and creditors in complex bankruptcy cases, and counseled major financial institutions, business firms and boards of directors in connection with workouts. Mr. Barliant brings to the Board valuable experience gained from a distinguished legal career as a counselor to numerous boards, considered judgment and financial sophistication.

Rainer Boehm, M.D., MBA, has served as a member of our Board since February 2018. Mr. Boehm has been a biopharmaceutical industry leader for more than three decades. At Novartis for 29 years, he held roles of increasing responsibility culminating with his position as Chief Commercial and Medical Affairs Officer and as ad interim CEO of Novartis’ pharmaceuticals division. His background spans senior leadership, marketing, sales and medical affairs positions in both oncology and pharmaceuticals and he has led regions around the world, including North America, Asia and all emerging markets. Mr. Boehm has overseen the launch and commercialization of many new drugs in his career, including blockbuster breakthroughs Cosentyx and Entresto, and major oncology brands including Afinitor, Exjade, Tasigna, Femara, Zometa and Glivec. Mr. Boehm also currently serves on the board of directors for the following companies: Cellectis SA, a clinical-stage biopharmaceutical company focused on immunotherapies based on gene-edited CAR-T cells; Nordic Nanovector ASA, a clinical-stage biopharmaceutical company focused on targeted radiotherapies; BioCopy AG, a preclinical-stage company focused on copying of biomolecules; Berlin Cures AG, a clinical-stage biopharmaceutical company focused on the development of therapies against auto-antibodies. He graduated from the medical school at the University of Ulm in Germany and received his MBA from Schiller University at the Strasbourg campus in France. Mr. Boehm brings to the Board significant knowledge and experience within the biopharmaceutical industry, as well as financial acumen and operational experience.

Cheryl Buxton, MSc., has served as a member of our Board since December 2019. Until her retirement in December 2020, Ms. Buxton worked for over 25 years at Korn/Ferry International, the world’s largest executive search company. Most recently, she served as the Korn Ferry Vice Chairman, Global Sector Leader, Pharmaceuticals, based in the Princeton office. Ms. Buxton conducted senior level assignments, with a special focus on research driven organizations. She also led the R&D sector for the Pharmaceutical and Consumer divisions within Korn Ferry. Ms. Buxton joined Korn Ferry’s London office and European headquarters before spending time in Paris and then relocating to Princeton in 1997. Prior to joining Korn Ferry, Ms. Buxton was human resources director for Johnson & Johnson Pharmaceuticals (Cala Ltd), based in the U.K., where her focus was on organizational issues and strategic resourcing and guidance on European directives. She also provided human resources support to three smaller companies in the group for Europe. Her human resources career started at Bristol Myers Ltd., where she was responsible for its consumer and pharmaceutical business. Ms. Buxton holds a master’s degree in employment law and industrial relations from Leicester University, a degree in Nursing, a diploma in personnel management and is a member of the Institute of Personnel and Development. and the Advisory Board for South Asia Pharmaceutical Council. She previously was on the board of directors of SIFE. Ms. Buxton brings to the Board significant knowledge and experience within the biopharmaceutical industry, as well as leadership experience and an extensive executive network.

Dale Chappell, M.D., MBA, has served as a member of our Board since February 2021. In addition, Dr. Chappell was appointed as our Chief Scientific Officer on July 6, 2020. Dr. Chappell is the managing member of Black Horse Capital Management LLC (“BH Management”), a private investment manager that specializes in biopharmaceuticals, a position he has held since 2002, and is the beneficial owner of a significant number of shares of our common stock. Since April 2015, Dr. Chappell has served as CEO, President and CFO of Cheval US Holdings, Inc., a private investment company with holdings in the hospitality industry. Previously, Dr. Chappell was an associate with Chilton Investment Company, covering healthcare, and an analyst at W.P. Carey & Company. Dr. Chappell, who received his MD from Dartmouth Medical School and his MBA from Harvard Business School, began his career as a Howard Hughes Medical Institute fellow at the National Cancer Institute where he studied tumor immunology, worked as a researcher in the labs of Dr. Steven A. Rosenberg and Dr. Nicholas P. Restifo and is published in the field of GM-CSF. Dr. Chappell previously served as a member of the Board from June 2016 to November 2017. Prior to joining the Company in a full-time role as our Chief Scientific Officer, Dr. Chappell advised and consulted with management as our ex-officio chief scientific officer. Dr. Chappell brings to the Board his extensive experience in the biopharmaceuticals industry, provides our Board with unparalleled insight into the Company’s development pipeline in his capacity as Chief Scientific Officer, as well as the perspective of a significant stockholder in the Company.

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John Hohneker, M.D., has served as a member of our Board since October 2021 and has over 30 years of drug development and leadership experience in the biopharmaceutical industry. Dr. Hohneker most recently served as President and CEO of Anokion SA, a Swiss biotechnology company, from January 2018 to January 2021. Prior to Anokion SA, he led Research and Development at Forma Therapeutics, a biotechnology company, from August 2015 to January 2018. Prior to Forma, Dr. Hohneker held various leadership roles during his 14 years at Novartis AG, from 2001 to 2015, where he last served as Senior Vice President and Global Head of Development, Immunology and Dermatology. Prior to Novartis, he held several positions of increasing responsibility over a nearly 11-year period beginning at Burroughs Wellcome and then with its successor Glaxo Wellcome. Dr. Hohneker also currently serves on the board of directors for the following companies: Curis, Inc.(Nasdaq: CRIS), a publicly traded biotechnology company focused on the development and commercialization of innovative therapeutics for the treatment of cancer; BioTheryX, Inc., a private clinical-stage biopharmaceutical company focused on restoring protein homeostasis; Aravive, Inc. (Nasdaq: ARAV), a publicly traded biotechnology company focused on cancer treatments; Evelo Biosciences (Nasdaq: EVLO), a publicly traded clinical-stage biotechnology company developing orally delivered product candidates; Inzen Therapeutics, a private research stage biotechnology company, and Trishula Therapeutics, a private clinical-stage biotechnology company targeting cancer immunotherapy. He also served as a director of Dimension Therapeutics, Inc., which was a publicly traded biotechnology company, from January 2017 until it was acquired by Ultragenyx Pharmaceutical Inc. in October 2017. Dr. Hohneker received a bachelor’s degree in chemistry from Gettysburg College and a medical degree from the University of Medicine and Dentistry of New Jersey at Rutgers Medical School. He completed his internship and residency in internal medicine and his fellowship in medical oncology, all at the University of North Carolina at Chapel Hill. In addition to his operational experience and expertise in the biopharmaceutical industry, Dr. Hohneker brings to the Board his direct experience leading business development and licensing deals, raising capital, and serving on corporate boards through acquisitions.

Kevin Xie, Ph.D., has served as a member of our Board since October 2021. Dr. Xie has nearly twenty years of experience evaluating and investing in companies across an array of healthcare-related industries, first for 13 years on the buy-side and then for six years in industry where he also demonstrated the ability to add value through operational improvements. He is currently the Chief Financial Officer of Gracell Biotechnologies Inc. (Nasdaq: GRCL), a global clinical-stage biopharmaceutical company dedicated to discovering and developing breakthrough cell therapies intended to disrupt conventional approaches to CAR-T cell therapies, a position he has held since July 2020. Prior to Gracell, Dr. Xie was the President of Healthcare Holdings for Fosun Group from March 2015 to July 2020, where he focused on investment projects in biotechnology, pharmaceutical, healthcare information technology, and healthcare services industries. Dr. Xie co-founded and served as Portfolio Manager of Locust Walk Capital from April 2010 to January 2012. Dr. Xie had previously served as Healthcare Sector Head at Scopia Capital, and as a Managing Director at Great Point Partners. He previously served on the Board of Directors for ViewRay, Inc. (Nasdaq: VRAY), a publicly traded medical device company that develops advanced radiation therapy technology for the treatment of cancer, from October 2019 to March 2022. In addition, from July 2020 to September 2021, Dr. Xie served on the Board of Directors of Alpha Healthcare Acquisition Corp., a publicly traded special purpose acquisition company, leading up to its business combination with Humacyte, Inc. Dr. Xie has a Bachelor of Science in Material Science and Engineering from Tianjin University, an MBA in Finance from The Wharton School of the University of Pennsylvania, and a PhD in Chemistry from The City University of New York. Dr. Xie brings to the Board his extensive experience in raising capital and serving on boards within the biopharmaceutical and biotechnology industries.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF OUR DIRECTOR NOMINEES.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Director Independence

We use the definition of “independent” set forth in Nasdaq listing rules in determining whether a director is independent in the capacity of director. Nasdaq’s independence criteria include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq listing rules, our Board has subjectively determined as to each director whether any relationship exists that, in the opinion of the Board, would interfere with each such person's exercising independent judgment in carrying out his or her responsibilities as a director. In making these determinations on the independence of our directors, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

Consistent with the foregoing independence criteria, our Board affirmatively determined that all of our directors who served in 2021, other than Dr. Durrant, our Chief Executive Officer, and Dr. Chappell, our Chief Scientific Officer, are independent.

Board Leadership Structure

Dr. Durrant, our Chief Executive Officer, serves as Chairman of our Board. Our Board believes that it is advantageous to have a chairman with an extensive history with and knowledge of the Company and our industry, as is the case with Dr. Durrant, who has been a director of the Company since 2016. In addition, as both our Chairman and our Chief Executive Officer, Dr. Durrant is able to apprise our Board of the operational and financial results as they occur and provide insight into the environment in which the Company operates.

Role of the Board of Directors in Risk Oversight

Our Board takes an active role in overseeing management of the Company’s risks, both through its own consideration of risks associated with our business and strategic initiatives and through its committees’ consideration of various risks applicable to that committee’s areas of focus. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Meetings of the Board of Directors and its Committees

Our Board is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board met 15 times during 2021. During 2021, each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served. We encourage our directors and nominees for director to attend our annual meeting of stockholders.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted written charters for each of our audit, compensation, and nominating and corporate governance committees, which are available on our website at https://www.humanigen.com/governance.

The chart below shows the current membership and chairperson of each of our three standing Board committees and the number of committee meetings held during our last fiscal year. Each member of the audit, compensation, and nominating and corporate governance committee meets the applicable independence requirements of the SEC and the Nasdaq listing rules for service on our Board and each committee on which she or he serves.

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Name	Audit	Compensation	Nominating and Corporate Governance
Dr. Cameron Durrant	—	—	—
Ronald Barliant	—	—	X
Dr. Rainer Boehm	X	—	C
Cheryl Buxton	X	C	—
Dr. Dale Chappell	—	—	—
Dr. John Hohneker	—	X	X
Dr. Kevin Xie	C	X	—
Total Meetings in 2021	4	2	—(1)

__________

(1) During 2021, our nominating and corporate governance committee did not hold any formal meetings. However, the committee was active within the broader involvement of our entire Board in the first quarter of 2021, in the context of the appointment of Dr. Chappell to fill the vacancy on the Board created by the retirement of Bob Savage and, in connection with the Annual Meeting our nominating and corporate governance committee acted to recommend to the Board the nominations of our current directors for re-election to the Board. That involvement as part of the broader engagement of the Board continued in the fourth quarter of 2021, in the context of the appointment of our two new Board members, Drs. Hohneker and Xie.

Below is a description of each standing committee of our Board.

Audit Committee

Pursuant to the audit committee charter, the functions of the audit committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and our disclosure controls and procedures;

•	meeting independently with our registered public accounting firm and management;

•	preparing the audit committee report required by SEC rules;

•	reviewing and approving or ratifying any related person transactions; and

•	overseeing our risk assessment and risk management policies.

Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our Board has determined that each of Mr. Boehm (who served as chairman of this committee through the filing of our Form 10-Q for the period ended September 30, 2021) and Dr. Xie qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Our audit committee also has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq listing rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

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Compensation Committee

Pursuant to the compensation committee charter, the functions of this committee include, among other things:

•	evaluating the performance of our chief executive officer and reviewing and recommending to the Board for its determination the chief executive officer's salary and contingent compensation based on his or her performance and other relevant criteria as determined by the compensation committee;

•	identifying and recommending to our Board the corporate and individual objectives governing the chief executive officer's compensation;

•	approving the compensation of our other executive officers;

•	reviewing annually and making recommendations to our Board with respect to director compensation;

•	reviewing and approving the terms of material compensatory agreements between us and our executive officers;

•	overseeing our equity incentive plans; and

•	conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board, and working with the Board in evaluating potential successors to executive officer positions.

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The compensation committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. In selecting a consultant, outside counsel and other advisors, the compensation committee evaluates its independence by considering applicable Nasdaq listing rules and any other factors that the compensation committee deems relevant to the consultant’s independence from management. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq listing rules and regulations.

In 2021, the compensation committee retained Aon/Radford as an independent consultant to advise it on compensation matters. Aon/Radford was engaged directly by and reported directly to our compensation committee and did no other work for the Company. The compensation committee considered the applicable Nasdaq listing rules and determined that Aon/Radford qualified as an independent compensation consultant in accordance with applicable SEC and Nasdaq listing rules and regulations. In addition, our Chief Executive Officer may periodically discuss the design of, and make recommendations with respect to, our compensation programs and the compensation levels of our other named executive officers and certain key personnel with the compensation committee.

The compensation committee charter provides that the compensation committee may delegate its authority or responsibilities to a subcommittee of the compensation committee to the extent permitted under applicable law, Nasdaq listing rules and the Company’s charter and Bylaws.

Nominating and Corporate Governance Committee

Pursuant to the nominating and corporate governance committee charter, the functions of this committee include, among other things:

•	identifying, evaluating, and making recommendations to our Board and our stockholders concerning nominees for election to our Board, to each of the board's committees and as committee chairs;

•	annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•	providing reports to our Board regarding the committee's nominations for election to the Board and its committees.

Process for Recommending and Nominating Candidates for Election to the Board

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board concerning corporate governance matters.

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The nominating and corporate governance committee is also responsible for reviewing with our Board from time to time the appropriate skills and guidelines required of directors in the context of the current make-up of the Board. These guidelines and skills of the Board, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company's business, (iii) financial expertise, (iv) diversity and (v) local and community ties. The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out his or her duties and to provide insight and practical wisdom based on experience. The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of these factors.

The nominating and corporate governance committee also considers director candidates recommended by our stockholders. To recommend a candidate for election to our Board, a stockholder must notify the nominating and corporate governance committee by writing to: Humanigen, Inc., 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078, Attention: Corporate Secretary. Such stockholder's notice shall set forth the following information:

•	to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act in which such individual is a nominee for election to our Board;

•	the director candidate's written consent to (A) if selected, be named in the Company's proxy statement and proxy and (B) if elected, to serve on our Board;

•	as further described in the Bylaws, certain additional information about the stockholder giving the notice, including, among other things, (A) such stockholder’s name, address and the number of shares of common stock owned, (B) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing, including the director nominee, (C) a representation that such stockholder intends to appear in person or by proxy at the applicable meeting of stockholders to propose such nomination, and (D) a representation as to whether the stockholder intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to stockholders and/or (ii) otherwise to solicit proxies or votes from stockholders in support of the nomination of the director nominee; and

•	any other information that such stockholder believes is relevant in considering the director candidate.

Please see the “Questions and Answers” section of this proxy statement for deadlines to submit director nominations for consideration at the 2023 annual meeting.

The nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current Board members, professional search firms, stockholders and other persons or sources. The committee evaluates director candidates in light of the Board membership criteria described above, based on all relevant information and materials available to the committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

Stockholder Communications with our Board

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to our Corporate Secretary at 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078. Our Corporate Secretary will review each communication and will forward such communication to the Board or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Code of Ethics

We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code of Business Conduct is posted on our website at www.humanigen.com/governance. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

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Proposal 2

Ratification of HORNE LLP as our Independent Registered
Public Accounting Firm

The audit committee of our Board has selected HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of HORNE LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholders’ ratification of the selection of HORNE LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of HORNE LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of HORNE LLP.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for the years ended December 31, 2021 and 2020 by our independent registered accounting firm, HORNE LLP.

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees (1)	$408,192	$334,000
Tax Fees (2)	14,000	17,700
Total Fees	$422,192	$351,700

(1)	Audit fees in 2021 and 2020 include fees billed or incurred by HORNE LLP for professional services rendered in connection with the audit of our financial statements and internal controls over financial reporting in 2021, the annual audit of our financial statements in 2020, and the review of our quarterly reports on Form 10-Q and consents associated with registration statements and comfort letters associated with public offerings for each year.

(2)	Fees for services consist of tax compliance, including the preparation and review of federal and state tax returns.

All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before our independent registered public accounting firm is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence for audit purposes. Our independent registered public accounting firm has not been engaged to perform any non-audit services other than tax-related services.

OUR BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

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PROPOSAL 3

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, retain and motivate talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Humanigen, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders.”

Because the vote is advisory, it is not binding on our Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting.

Our Board Recommends A Vote FOR the Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.

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AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management. The audit committee has also reviewed and discussed with HORNE LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from HORNE LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with HORNE LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.

Kevin Xie, Chair

Rainer Boehm

Cheryl Buxton

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Executive Compensation

Summary Compensation Table

The following summary compensation table shows, for the fiscal years ended December 31, 2021 and December 31, 2020, information regarding the compensation awarded to, earned by or paid to our three most highly compensated executive officers for 2021: Dr. Cameron Durrant, our Chairman and Chief Executive Officer; Timothy Morris, our Chief Operating and Financial Officer; and Dr. Adrian Kilcoyne, our Chief Medical Officer. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Cameron Durrant(1)	2021	640,000	—	8,874,712	203,039	—		9,717,751
Chairman & Chief Executive Officer	2020	600,000	—	160,000	1,675,314	—		2,435,314
Timothy Morris(2)	2021	475,000	—	152,487	143,983	5,800	(6)	777,270
Chief Operating and Financial Officer	2020	197,917	—	1,150,002	88,342	38,500		1,474,761
Adrian Kilcoyne(3)	2021	296,212	—	2,006,103	92,421	—		2,394,736
Chief Medical Officer

(1)	In addition, Dr. Durrant served as our Interim Chief Financial Officer from July 1, 2019 to July 31, 2020.

(2)	Mr. Morris was appointed to his executive officer role in August 2020. Mr. Morris served as a director until resigning from the Board to accept his position as an executive officer. Compensation reported in 2020 is for a partial year of employment and Mr. Morris’ total in 2020 includes compensation paid to him as a non-employee director prior to August 2020.

(3)	Dr. Kilcoyne was appointed Chief Medical Officer on April 21, 2021. Compensation reported in 2021 is for a partial year of employment.

(4)	The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718, as further described in Note 8 of the notes to our Consolidated Financial Statements included our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(5)	The amounts in this column represent the payouts under our annual cash incentive plans. For 2021, due to the Company’s cash position, the Company granted stock options to each of the named executive officers in satisfaction of amounts earned under the Company's 2021 annual incentive plan rather than making payouts in cash. The number of options granted was based on the grant date fair value of the award on the grant date, reflecting a 10-year term. For additional information, see “—Narrative to Summary Compensation Table.”

(6)	Reflects matching contributions made by the Company under its 401(k) Plan on behalf of Mr. Morris.

Narrative to Summary Compensation Table

As described in more detail in the Annual Report, we made significant progress in developing lenzilumab in 2021, highlighted by the completion of our Phase 3 study of lenzilumab in COVID-19, LIVE-AIR, and the publication of positive results from the study in The Lancet Respiratory Medicine, a world-renowned, peer-reviewed journal. In addition, enrollment of the Phase 2/3 ACTIV-5/BET-B study, sponsored by the National Institute of Allergy and Infectious Diseases, part of the National Institutes of Health, was completed with over 400 patients enrolled in the primary analysis population (patients with a C-reactive protein level at baseline of less than 150mg/L). We also announced positive data from the Phase 1b portion of ZUMA-19, evaluating the efficacy and safety of lenzilumab in patients treated with CAR-T in diffuse large B-cell lymphoma (DLBCL). At the recommended Phase 2 dose of lenzilumab, the overall response rate (ORR) was 100% and no patient experienced severe neurotoxicity (NT) or severe cytokine release syndrome (CRS). Additionally, the Phase 2 study of lenzilumab (the PREACH-M study) in patients with Chronic Myelomonocytic Leukemia (CMML), sponsored by our Australian partners, dosed its first patient.

21

In addition to our accomplishments on the clinical side, we achieved a number of financial objectives in 2021. We completed a public offering of common stock raising net proceeds of $94.2 million, drew $25.0 million under our credit facility with Hercules Capital, which provided net proceeds of $24.4 million, and raised net proceeds of $65.7 million from the sale of shares of common stock under our At-the-Market offering program during 2021. We used the proceeds from these financings for manufacturing and commercial preparation in anticipation of potential regulatory approval in the United States and United Kingdom for lenzilumab in hospitalized COVID-19 patients, as well as for working capital and other general corporate purposes.

Our executive compensation and corporate governance programs are designed to attract, motivate and retain the executive talent, aligning the interests of our executives with the interests of our stockholders to ensure prudent actions that will drive long-term value. For 2021, working with input from Aon/Radford, our Board and compensation committee strive to create a market-competitive pay program providing an appropriate mix of fixed and variable, at risk compensation and fostering a shared, one-company mindset of performance and accountability. The executive compensation program includes three primary components: 1) base salary, 2) annual incentive opportunities geared toward achievement of goals set by the compensation committee, and 3) long-term incentives in the form of stock option grants.

Given the failure to attain a regulatory approval and commence revenue generating sales of lenzilumab, our cash position has been constrained to such a degree that our Board and compensation committee determined not to award any salary increases or pay in cash the amounts earned under the Company's 2021 annual incentive plan. For 2021, the Company instead opted to grant stock options to each of the named executive officers in satisfaction of amounts earned under the Company's 2021 annual incentive plan as a result of the achievements described above. In lieu of paying out in cash the amounts earned under the 2021 annual incentive plan, the Company granted stock options to purchase 84,385, 59,841 and 38,411 shares of common stock to Dr. Durrant, Mr. Morris and Dr. Kilcoyne, respectively, on January 12, 2022, in satisfaction of amounts earned under the Company's 2021 annual incentive plan. These options have an exercise price of $2.99 and vest in full on the one-year anniversary of the grant date.

As further described below, Dr. Kilcoyne received an initial grant of stock options in connection with his appointment and each of Dr. Durrant, Mr. Morris and Dr. Kilcoyne received additional grants of stock options based on their performance and continued employment in 2021. In particular, the compensation committee recommended, and with regard to Dr. Durrant the Board approved, stock option grants to its named executive officers on December 31, 2021 which vest in 12 ratable quarterly installments commencing March 31, 2022 as part of its 2021 long term incentive program.

The following paragraphs provide further detail regarding the compensation of our named executive officers for 2021.

Dr. Durrant

On October 29, 2020, the Company entered into an amended and restated employment agreement (the “Durrant 2020 Agreement”) with Dr. Durrant, replacing Dr. Durrant’s previous employment agreement with the Company (the “Durrant 2016 Agreement”). Consistent with the terms of the Durrant 2016 Agreement, the Durrant 2020 Agreement provides that Dr. Durrant’s initial annual base salary will remain at $600,000 and he will remain eligible for an annual bonus targeted at 60% of his base salary, with Dr. Durrant’s base salary and target bonus subject to review by the compensation committee and the Board in connection with its regular review of the Company’s executive compensation program. Based on a review of Dr. Durrant’s base salary for 2021 in accordance with the terms of the Durrant 2020 Agreement, the compensation committee recommended, and the Board approved, an increase in Dr. Durrant’s annual base salary to $640,000, effective January 1, 2021.

The Durrant 2020 Agreement provides for a term ending December 31, 2021, with such term extending automatically for successive one-year terms thereafter unless either Dr. Durrant or the Company gives six months prior notice of non-renewal.

Under the Durrant 2020 Agreement, Dr. Durrant is entitled to receive certain benefits upon termination of employment under certain circumstances. If the Company terminates Dr. Durrant’s employment for any reason other than “Cause”, or if Dr. Durrant resigns for “Good Reason” (each as such term is defined in the Durrant 2020 Agreement), Dr. Durrant will receive a lump sum payment equal to the sum of (i) his then-current annual salary and (ii) the amount of the annual bonus earned by Dr. Durrant for the year prior to the year of termination. In addition, upon such a resignation or termination, Dr. Durrant will also be entitled to be reimbursed for certain monthly health plan continuation premiums for up to 12 months, and all outstanding stock options held by Dr. Durrant will immediately vest and become exercisable.

The Durrant 2020 Agreement additionally provides that if Dr. Durrant resigns for Good Reason or the Company terminates his employment other than for Cause within the three-month period prior to or the two year period following a change in control (as such term is defined in the Durrant 2020 Agreement), the Company must pay or cause its successor to pay Dr. Durrant a lump sum cash payment equal to two times (a) his annual salary plus (b) the aggregate bonus received by Dr. Durrant for the year immediately preceding the change in control. In addition, upon such a resignation or termination, Dr. Durrant will also be entitled to be reimbursed for certain monthly health plan continuation premiums for up to 18 months, and all outstanding stock options held by Dr. Durrant will immediately vest and become exercisable.

22

Mr. Morris

The Company entered into an employment agreement with Mr. Morris in connection with his appointment as our Chief Operating and Financial Officer (the “Morris Agreement”). The Morris Agreement provides for an initial annual base salary for Mr. Morris of $475,000 as well as eligibility for an annual bonus targeted at 50% of his base salary. In addition, Mr. Morris is entitled to participate in certain of the Company’s benefit plans available to other executives.

Under the Morris Agreement, Mr. Morris is entitled to receive certain benefits upon termination of employment under certain circumstances. If the Company terminates Mr. Morris’s employment for any reason other than “Cause”, or if Mr. Morris resigns for “Good Reason” (each as such term is defined in the Morris Agreement), Mr. Morris will receive his annual salary and the amount of the actual bonus earned by Mr. Morris under the Morris Agreement for the year prior to the year of termination, pro-rated based on the portion of the year Mr. Morris was employed by the Company during the year of termination, or if no bonus had been received, 50% of his target bonus. In addition, upon such a resignation or termination, Mr. Morris will also be entitled to be reimbursed for certain monthly health plan continuation premiums for up to 12 months, and all outstanding stock options held by Mr. Morris will immediately vest and become exercisable.

The Morris Agreement additionally provides that if Mr. Morris resigns for Good Reason or the Company terminates his employment other than for Cause within the three-month period prior to or the two year period following a change in control (as such term is defined in the Morris Agreement), the Company must pay or cause its successor to pay Mr. Morris a lump sum cash payment equal to one and one-half times (a) his annual salary plus (b) the aggregate bonus received by Mr. Morris for the year immediately preceding the change in control or, if no bonus had been received, 50% of the target bonus. In addition, upon such a resignation or termination, Mr. Morris will also be entitled to be reimbursed for certain monthly health plan continuation premiums for up to 18 months, and all outstanding stock options held by Mr. Morris will immediately vest and become exercisable.

Dr. Kilcoyne

The Company entered into an employment agreement with Dr. Kilcoyne in connection with his appointment as Chief Medical Officer (the “Kilcoyne Agreement”). The Kilcoyne Agreement provides for an initial annual base salary for Dr. Kilcoyne of $425,000 as well as eligibility for an annual bonus targeted at 40% of his base salary. Dr. Kilcoyne is entitled to participate in certain of the Company’s benefit plans available to other executives.

Under the Kilcoyne Agreement, Dr. Kilcoyne is entitled to receive certain benefits upon termination of employment under certain circumstances. If the Company terminates Dr. Kilcoyne’s employment for any reason other than “Cause”, or if Dr. Kilcoyne resigns for “Good Reason” (each as such term is defined in the Kilcoyne Agreement), Dr. Kilcoyne will receive his annual salary and the amount of the actual bonus earned by Dr. Kilcoyne under the Kilcoyne Agreement for the year prior to the year of termination, pro-rated based on the portion of the year Dr. Kilcoyne was employed by the Company during the year of termination, or if no bonus had been received, 50% of his target bonus. In addition, upon such a resignation or termination, Dr. Kilcoyne will also be entitled to be reimbursed for certain monthly health plan continuation premiums for up to 12 months.

The Kilcoyne Agreement additionally provides that if Dr. Kilcoyne resigns for Good Reason or the Company terminates his employment other than for Cause within the three-month period prior to or the two year period following a change in control (as such term is defined in the Kilcoyne Agreement), the Company must pay or cause its successor to pay Dr. Kilcoyne a lump sum cash payment equal to (a) his annual salary plus (b) the aggregate bonus received by Dr. Kilcoyne for the year immediately preceding the change in control or, if no bonus had been received, 50% of the target bonus. In addition, upon such a resignation or termination, Dr. Kilcoyne will also be entitled to be reimbursed for certain monthly health plan continuation premiums for up to 18 months, and all outstanding stock options held by Dr. Kilcoyne will immediately vest and become exercisable.

Pursuant to the terms of the Kilcoyne Agreement, in connection with his appointment as Chief Medical Officer, in April 2021, Dr. Kilcoyne was issued stock options to purchase 155,000 shares of common stock at an exercise price of $14.99. These stock options vest in 12 ratable quarterly installments commencing September 30, 2021.

23

Outstanding Equity Awards at 2021 Fiscal Year End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options	Options	Exercise	Expiration
Name		(#) Exercisable	(#) Unexercisable	Price ($)	Date
Cameron Durrant	(1)	208,604	—	$16.90	9/12/2026
	(2)	1,463,349	—	$3.33	3/8/2028
	(3)	28,571	—	$4.20	1/24/2029
	(4)	63,620	—	$2.00	1/27/2030
	(5)	50,000	—	$4.30	5/19/2030
	(6)	82,622	—	$12.14	10/4/2030
	(7)	163,160	489,480	$16.07	3/11/2031
	(8)	—	76,000	$3.72	12/30/2031
Timothy Morris	(9)	20,000	—	$16.90	9/12/2026
	(10)	17,647	—	$3.33	3/8/2028
	(11)	143,175	—	$3.33	3/8/2028
	(12)	63,049	88,267	$9.65	9/17/2030
	(13)	—	51,000	$3.72	12/30/2031
Adrian Kilcoyne	(14)	25,833	129,167	$14.99	4/20/2031
	(15)	—	34,500	$3.72	12/30/2031

(1)	On September 13, 2016, Dr. Durrant was issued stock options to purchase 208,604 shares of common stock at an exercise price of $16.90. As of December 31, 2021, the options were fully vested.
(2)	On March 9, 2018, Dr. Durrant was issued stock options to purchase 1,493,349 shares of common stock at an exercise price of $3.33, of which 30,000 have since been exercised. As of December 31, 2021, all of these options were fully vested.
(3)	On January 25, 2019, Dr. Durrant was issued stock options to purchase 28,571 shares of common stock at an exercise price of $4.20 in lieu of cash in respect of 50% of Dr. Durrant’s 2018 bonus. These options were fully vested on the grant date.
(4)	On January 28, 2020, Dr. Durrant was issued stock options to purchase 63,620 shares of common stock at an exercise price of $2.00. These stock options were granted in lieu of a portion of the cash bonus payable to Dr. Durrant in respect of his services as Chief Executive Officer in 2019. These options were fully vested on the grant date.
(5)	On May 20, 2020, Dr. Durrant was issued stock options to purchase 50,000 shares of common stock at an exercise price of $4.30. As of December 31, 2021, these options were fully vested.
(6)	On October 5, 2020, Dr. Durrant was issued stock options to purchase 82,622 shares of common stock at an exercise price of $12.14. These stock options were granted to Dr. Durrant as part of his fiscal year 2020 bonus pursuant to our 2020 annual incentive plan. These options were fully vested on the grant date.
(7)	On March 12, 2021, Dr. Durrant was issued stock options to purchase 652,640 shares of common stock at an exercise price of $16.07. These stock options vest in 12 ratable quarterly installments commencing June 30, 2021.
(8)	On December 31, 2021, Dr. Durrant was issued stock options to purchase 76,000 shares of common stock at an exercise price of $3.72. These stock options vest in 12 ratable quarterly installments commencing March 31, 2022.
(9)	On September 13, 2016, Mr. Morris was issued stock options to purchase 20,000 shares of common stock at an exercise price of $16.90. As of December 31, 2021, these options were fully vested.
(10)	On March 9, 2018, Mr. Morris was issued stock options to purchase 17,647 shares of common stock at an exercise price of $3.33. These stock options were granted in lieu of 50% of the cash compensation payable to Mr. Morris in respect of his services as a director during 2017. These options were fully vested on the grant date.
(11)	On March 9, 2018, Mr. Morris was issued stock options to purchase 143,175 shares of common stock at an exercise price of $3.33. As of December 31, 2021, the options were fully vested.
(12)	On September 18, 2020, Mr. Morris was issued stock options to purchase 151,316 shares of common stock at an exercise price of $9.65. These stock options vest in 12 ratable quarterly installments commencing December 31, 2020.
(13)	On December 31, 2021, Mr. Morris was issued stock options to purchase 51,000 shares of common stock at an exercise price of $3.72. These stock options vest in 12 ratable quarterly installments commencing March 31, 2022.
(14)	On April 21, 2021, Dr. Kilcoyne was issued stock options to purchase 155,000 shares of common stock at an exercise price of $14.99. These stock options vest in 12 ratable quarterly installments commencing September 30, 2021.
(15)	On December 31, 2021, Dr. Kilcoyne was issued stock options to purchase 34,500 shares of common stock at an exercise price of $3.72. These stock options vest in 12 ratable quarterly installments commencing March 31, 2022.

24

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We may, in our discretion, make matching contributions to the 401(k) plan. We contributed $23,000 in matching contributions to the 401(k) Plan for the year ended December 31, 2021. No employer contribution was made to the plan for the year ended December 31, 2020.

Employee, Officer and Director Hedging

Our insider trading policy generally prohibits our directors, officers and employees from:

•	engaging in short sales of our securities;
•	engaging in hedging transactions, including, but not limited to, zero-cost collars, forward sale contracts and many others, which involve the establishment of a short position in our securities and limit or eliminate a director, officer or employee’s ability to profit from an increase in the value of our securities;
•	engaging in transactions in publicly traded options on our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market; and
•	holding securities in a margin account or pledging our securities as collateral for a loan.

On March 1, 2022, the Board approved a waiver to our insider trading policy to permit certain affiliates of Dr. Dale Chappell, a director and our Chief Scientific Officer, including the Black Horse Entities (as defined below), to purchase call options to purchase shares of our common stock.

2020 Omnibus Incentive Compensation Plan

On June 1, 2020, with a limited number of shares remaining available for grant, and with the 2012 Equity Plan set to expire in 2022, the Board determined that it was appropriate to replace the 2012 Equity Plan rather than merely request an additional share reserve be approved by our stockholders. Accordingly, on July 27, 2020, the Board unanimously approved, and recommended that our stockholders approve, the 2020 Equity Plan to ensure that the Board and the compensation committee will be able to make the types of awards, and covering the number of shares, as necessary to meet the Company’s compensatory needs. On July 29, 2020, the 2020 Equity Plan was approved by the holders of approximately 63% of our outstanding shares of common stock on that date.

The 2020 Equity Plan has replaced the 2012 Equity Plan and no further grants will be made under the 2012 Equity Plan. However, outstanding awards under the 2012 Equity Plan will continue in accordance with the terms of the 2012 Equity Plan and any award agreement executed in connection with such outstanding awards.

After giving effect to our reverse stock split required in connection with our attainment of a Nasdaq listing, which became effective in September 2020, 7,000,000 shares of common stock were reserved for issuance under the 2020 Equity Plan.

The 2020 Equity Plan contains several provisions intended to make sure that awards under the 2020 Equity Plan comply with established principles of good corporate governance. These provisions include:

•	No Discounted Stock Options or Stock Appreciation Rights. Except for certain substitute awards, stock options and stock appreciation rights may not be granted with an exercise price of less than the fair market value of the common stock on the date the stock option or stock appreciation right is granted. This restriction may not be changed without stockholder approval.
•	No Stock Option or Stock Appreciation Rights Repricings. Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option or stock appreciation right—and indirect repricings—canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price.
•	No Cash Buyouts of Underwater Stock Options or Stock Appreciation Rights. The 2020 Equity Plan does not permit cash buyouts of underwater stock options or stock appreciation rights without stockholder approval.
•	No Liberal Share Recycling. The 2020 Equity Plan permits share recycling only if an award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, or results in shares not being issued. The 2020 Equity Plan expressly prohibits recycling shares in specified circumstances, including: shares tendered to the Company by a participant to pay the exercise price of stock options; shares forfeited to satisfy tax withholding obligations; shares that were subject to a stock-settled stock appreciation right granted under the 2020 Equity Plan that were not issued upon the exercise of such stock appreciation right; and shares repurchased by the Company on the open market using the proceeds from the exercise of an award.

25

•	No Unvested Dividends or Dividend Units. The 2020 Equity Plan prohibits the Company from paying dividends or dividend units on unvested awards.
•	Cap on Director Compensation: The total compensation paid to a single non-employee director in any calendar year, including the cash compensation and cash value of all equity awards granted to such director in such year, cannot exceed $750,000.
•	No Evergreen Provision. The 2020 Equity Plan does not contain an “evergreen provision”—there is no automatic provision to replenish the shares of common stock authorized for issuance under the 2020 Equity Plan.
•	No reload options. The 2020 Equity Plan does not provide for the issuance of stock options or stock appreciation rights which, upon exercise, automatically entitle a participant to a new stock option or stock appreciation right.

Duration of the 2020 Equity Plan.  The 2020 Equity Plan will remain in effect until September 11, 2030, unless terminated earlier by the Board.

Administration. The 2020 Equity Plan will be administered by the Board or a committee appointed by the Board. Generally, it is expected that the compensation committee will administer the 2020 Equity Plan. The compensation committee is comprised entirely of independent directors. The compensation committee may delegate its authority under the 2020 Equity Plan, subject to certain limitations.

Eligibility.  Awards may be granted to employees of the Company, its subsidiaries and affiliates, directors of the Company, and consultants or advisers who provide bona fide services to the Company, its subsidiaries and affiliates, as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act. The compensation committee decides who should receive awards and what kind of awards they should receive. The 2020 Equity Plan does not limit the number of employees and affiliates who may receive awards.

Recoupment. The Company may require employees to reimburse any previously paid compensation provided under the 2020 Equity Plan or an award agreement in accordance with any recoupment policy that may be adopted in the future.

Types of Awards. The compensation committee may grant the following types of awards under the 2020 Equity Plan: stock options (including non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, stock awards, restricted stock units, performance shares, performance units, cash-based awards and substitute awards.

Adjustments.  In the event of material changes in the outstanding number of shares of common stock or in the capital structure of the Company by reason of a stock split, stock or extraordinary dividend, a reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the compensation committee shall make an appropriate adjustment in the number and class of shares that are authorized under the 2020 Equity Plan, and in the number, class of and/or price of shares subject to outstanding awards granted under the 2020 Equity Plan, as may be determined to be equitable by the compensation committee, in its sole discretion, to prevent dilution or enlargement of rights.

Change in Control.  Generally, in the event of a change in control of the Company, as defined in the 2020 Equity Plan, unless otherwise specified in the award agreement, accelerated vesting for awards will only occur if: (i) the awards are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of a successor entity) in connection with the change in control; or (ii) the participant has a qualifying termination of his or her service relationship (as defined in the award agreement) within two years following the date of the change in control. Unless otherwise specified in the award agreement, in the event that the awards are not so continued or assumed in connection with the change in control or in the event of a qualifying termination of his or her service relationship within two years following the date of the change in control, then upon such change in control or such qualifying termination (as the case may be): (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) any restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; (3) all outstanding awards of performance-based restricted stock, performance units and performance shares will be paid out assuming achievement of all relevant target performance goals; (4) all restricted stock units will vest and be paid; and (5) all outstanding cash-based awards shall be accelerated as of the effective date of the change in control (and, in the case of performance-based cash-based awards, based on an assumed achievement of all relevant target performance goals), and be paid.

The compensation committee’s policies relating to vesting of awards in the event of a change in control are implemented in the award agreements approved by it from time to time.

26

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 with respect to shares of common stock that may be issued under our existing equity compensation plans.

Number of
Securities
Remaining
Available for
Issuance Under
	Number of	Weighted-	Equity
	Securities to be	Average	Compensation
	Issued Upon	Exercise	Plans (Excluding
	Exercise of	Price of	Securities
	Outstanding	Outstanding	Reflected in
	Options	Options	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,962,489	$11.97	5,004,035
Equity compensation plans not approved by security holders(2)	2,467,417	4.65	—
Total	4,429,906	$7.89	5,004,035

(1)	Represents shares reserved for issuance under the 2012 Equity Plan, as amended and restated, and the 2020 Equity Plan.
(2)	As of December 31, 2021, there were no shares available for grant under the 2012 Equity Plan. As noted above, the 2020 Equity Plan has replaced the 2012 Equity Plan and no further grants will be made under the 2012 Equity Plan. However, outstanding awards under the 2012 Equity Plan will continue in accordance with the terms of the 2012 Equity Plan and any award agreement executed in connection with such outstanding awards. On September 13, 2016 and March 9, 2018, the Board approved an amendment to the 2012 Equity Plan (the “2012 Equity Plan Amendments”) to increase the number of shares of our common stock available for issuance under the 2012 Equity Plan by 120,000 and 642,000 shares, respectively. The 2012 Equity Plan Amendments were not approved by our stockholders.

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Director Compensation

Pursuant to our Director Compensation Program, each member serving on our Board during 2021 who was not our employee was eligible to compensation for his or her service, as follows. Neither Dr. Durrant nor Dr. Chappell, an executive officer but not a named executive officer for 2021, received any additional compensation for services provided as a director, and accordingly compensation information in respect of each of them has been omitted from the table that follows. Commencing in the fourth quarter of 2020, the Board determined that all director retainer fees would be paid in cash. In the fourth quarter of 2021, at the option of the director, such fees were payable in cash, common stock or immediately exercisable stock options having a grant date fair value equal to the equivalent cash compensation owed. Each of the non-employee directors opted to receive immediately exercisable stock options in lieu of cash for their retainer fees in the fourth quarter 2021.

•	Board of Directors member: $40,000;
•	Audit committee member: $10,000;
•	Audit committee chair: $20,000;
•	Compensation committee member: $6,000;
•	Compensation committee chair: $12,000;
•	Nominating and corporate governance committee member: $4,000; and
•	Nominating and corporate governance committee chair: $8,000.

The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of our non-employee directors.

		Option
	Fees Earned or Paid in Cash	Awards	Total
Name	($)(1)	($)	($)
Ronald Barliant, JD(2)	59,831	—	59,831
Rainer Boehm, M.D., MBA (3)	67,041	—	67,041
Cheryl Buxton, MSc. (4)	65,196	—	65,196
John Hohneker, M.D. (5)	10,054	—	10,054
Kevin Xie, Ph.D. (6)	13,282	—	13,282

(1)	The amounts in this column reflect retainers earned under the Board of Directors Compensation Program for fiscal year 2021.
(2)	Mr. Barliant elected to receive $48,000 of his fee in cash and $11,831 in stock options to purchase shares of common stock. As a result, Mr. Barliant received stock options to purchase 4,163 shares of common stock. As of December 31, 2021, Mr. Barliant held options to purchase an aggregate of 218,875 shares of common stock, all of which were vested.
(3)	Mr. Boehm elected to receive $52,500 of his fees in cash and $14,541 in stock options to purchase shares of common stock. As a result, Mr. Boehm received stock options to purchase 5,117 shares of common stock. As of December 31, 2021, Mr. Boehm held options to purchase an aggregate of 100,567 shares of common stock, all of which were vested.
(4)	Ms. Buxton elected to receive $49,500 of her fees in cash and $15,696 in stock options to purchase shares of common stock. As a result, Ms. Buxton received stock options to purchase 5,523 shares of common stock. As of December 31, 2021, Ms. Buxton held options to purchase an aggregate of 148,698 shares of common stock, of which options to purchase 100,972 shares were vested.
(5)	Dr. Hohneker elected to receive his $10,054 fees in stock options to purchase shares of common stock. As a result, Dr. Hohneker received stock options to purchase 3,538 shares of common stock. As of December 31, 2021, Dr. Hohneker held options to purchase an aggregate of 46,404 shares of common stock, of which options to purchase 3,538 shares were vested.
(6)	Dr. Xie elected to receive his $13,282 fees in stock options to purchase shares of common stock. As a result, Dr. Xie received stock options to purchase 4,674 shares of common stock. As of December 31, 2021, Dr. Xie held options to purchase an aggregate of 47,540 shares of common stock, of which options to purchase 4,674 shares were vested.

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Security Ownership of
Certain Beneficial Owners and Management

Security Ownership Information

The following table presents information regarding beneficial ownership of our common stock as of April 5, 2022 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Percentage ownership of our common stock is based on 70,054,377 shares of our common stock outstanding as of April 5, 2022.

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 5, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Humanigen, Inc., 830 Morris Turnpike, 4th Floor, Short Hills, NJ 07078.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Black Horse Capital LP and Dr. Chappell(1)	12,649,814	18.0%
Entities affiliated with Valiant Capital Partners(2)	6,888,607	9.8%
Murchison, Ltd.(3)	4,476,884	6.4%

Named Executive Officers and Directors
Cameron Durrant, M.D., MBA(4)	2,190,648	3.0%
Timothy Morris, CPA(5)	260,731	*
Adrian Kilcoyne, M.D. (6)	53,625	*
Ronald Barliant, JD(7)	308,745	*
Rainer Boehm, M.D., MBA(8)	185,553	*
Cheryl Buxton(9)	117,268	*
Dale Chappell, M.D., MBA(1) (10)	12,649,814	18.0%
John Hohneker, M.D. (11)	7,110	*
Kevin Xie, Ph.D. (12)	8,246	*
All current executive officers and directors as a group (10 persons)(1)(13)	15,826,090	21.7%

_____________

* Represents less than 1%

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(1)	Number of shares based on information reported on Form SC 13D/A filed with the SEC on March 17, 2022, reporting beneficial ownership by the Black Horse Entities (as defined below), BH Management, and Dale Chappell. According to the report, Black Horse Capital LP (“BHC”) has sole voting and dispositive power with respect to 1,117,989 shares (includes 146,500 shares underlying call options currently exercisable), Black Horse Capital Master Fund Ltd. (“BHCMF”) has shared voting and dispositive power with respect to 2,467,717 shares (includes 292,900 shares underlying call options currently exercisable), Cheval Holdings, Ltd. (“Cheval” and collectively with BHCMF and BHC, the “Black Horse Entities”) has shared voting and dispositive power with respect to 8,970,885 shares (includes 1,025,900 shares underlying call options currently exercisable), BH Management has sole voting and dispositive power with respect to 10,088,874 shares (includes 1,172,400 shares underlying call options currently exercisable) and Dr. Chappell has shared voting and dispositive power with respect to 12,649,814 shares (includes 1,465,300 shares underlying call options currently exercisable). The number of shares reported for Dr. Chappell also includes options to purchase 93,223 shares of common stock that may be exercised within 60 days of April 5, 2022. The business address of each of BHC, BHCMF, BH Management and Dr. Chappell is c/o Opus Equum, Inc. P.O. Box 788, Dolores, Colorado 81323. The business address of Cheval is P.O. Box 309G, Ugland House, Georgetown, Grand Cayman, Cayman Islands KY1-1104. Dr. Chappell, who currently serves as our Chief Scientific Officer and as a director, is the managing member of BH Management and BHC and a director of BHCMF and Cheval.
(2)	Number of shares based solely on information reported on Schedule 13G filed with the SEC on December 30, 2021, reporting beneficial ownership by Murchison Ltd. (“Murchison”), the advisor of one or more funds and accounts advised by Murchison, and Marc Bistricer, the ultimate owner of Murchison. According to the report, each of Murchison and Mr. Bistricer has sole voting and dispositive power over all 4,476,884 shares. The business address of Murchison is 145 Adelaide St. West, Suite 400, Toronto, Ontario Canada M5H 4E5.
(3)	Number of shares based solely on information reported on Amendment No. 2 to the Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership by Valiant Capital Master Fund, L.P., a Cayman Islands limited partnership (“VCMF”); Valiant Capital Partners Offshore, Ltd., a Cayman Islands exempted company (“VCPO”); Valiant Capital Management, L.P., a Delaware limited partnership ("VCM LP"), which is the general partner and investment adviser to investment funds, including VCMF and VCPO; Valiant Capital Management, LLC, a Delaware limited liability company ("VCM LLC"), which is the general partner of VCM LP; and Christopher R. Hansen, who is the sole manager of VCM LLC. According to the report, (i) each of VCM LP, VCM LLC and Mr. Hansen has sole voting and dispositive power with respect to 6,888,607 shares; and (ii) each of VCMF and VCPO has sole voting and dispositive power with respect to 4,750,594 shares. The address of the Valiant filers is One Market Street, Steuart Tower, Suite 2625, San Francisco, California 94105.
(4)	Includes options to purchase 2,120,648 shares of common stock that may be exercised within 60 days of April 5, 2022.
(5)	Includes options to purchase 260,731 shares of common stock that may be exercised within 60 days of April 5, 2022.
(6)	Includes options to purchase 41,625 shares of common stock that may be exercised within 60 days of April 5, 2022.
(7)	Includes options to purchase 218,875 shares of common stock that may be exercised within 60 days of April 5, 2022.
(8)	Includes options to purchase 100,567 shares of common stock that may be exercised within 60 days of April 5, 2022.

(10)	In addition to the 1,465,300 shares underlying call options currently exercisable which may be deemed to be beneficially owned by Dr. Chappell as reported in note (1) above, includes options to purchase 93,223 shares of common stock that may be exercised within 60 days of April 5, 2022.

(9)	Includes options to purchase 112,904 shares of common stock that may be exercised within 60 days of April 5, 2022.
(11)	Includes options to purchase 7,110 shares of common stock that may be exercised within 60 days of April 5, 2022.
(12)	Includes options to purchase 8,246 shares of common stock that may be exercised within 60 days of April 5, 2022.

(13)	In addition to the 1,465,300 shares underlying call options currently exercisable which may be deemed to be beneficially owned by Dr. Chappell as reported in note (1) above, includes options to purchase 2,995,779 shares of common stock that may be exercised within 60 days of April 5, 2022.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes of ownership with the SEC.

Based solely upon a review of SEC filings made by beneficial owners of ten percent or more of our common stock, and written representations from our officers and directors, we believe that during fiscal year 2021 our officers, directors and beneficial owners of more than ten percent of our common stock complied with these reporting requirements for fiscal year 2021, except for one late Form 4 filing by Nomis Bay Ltd., which no longer is a beneficial owner of ten percent or more of our common stock, to report one late transaction.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Convertible Notes

Commencing September 19, 2018, we delivered a series of convertible promissory notes (the “2018 Notes”) evidencing an aggregate of $2.5 million of loans made to us by six different lenders, including an affiliate of BHC, our controlling stockholder at the time.

Holders of our outstanding 2018 Notes and our outstanding convertible notes issued in 2019 were entitled to convert the principal and unpaid interest on such notes into shares of our common stock as a result of our completion on December 11, 2019 of a “Non-Qualified Financing”, as defined in such notes, through sales of our common stock to Lincoln Park pursuant to the equity line of credit. Certain additional “Non-Qualified Financing” transactions occurred from December 11, 2019 until January 7, 2020. Commencing on April 2, 2020, certain holders of such notes, including Cheval, an affiliate of BHC, our controlling stockholder at the time, notified us of their exercise of such conversion rights. Pursuant to the exemption from registration afforded by Section 3(a)(9) under the Securities Act, we issued an aggregate of 2,397,915 shares of our common stock upon the conversion of $4.3 million in aggregate principal and interest on the notes that were converted, which obligations were retired. Of these, we issued 316,666 shares to Cheval. Dr. Dale Chappell, who was serving as our ex-officio chief scientific officer at the time and currently serves as our Chief Scientific Officer, controls BHC and reports beneficial ownership of all shares held by it and its affiliates, including Cheval. After giving effect to the shares issued upon such conversions, no convertible notes issued in 2018 or 2019 were outstanding as of December 31, 2020.

Secured Bridge Notes

On June 28, 2019, we issued three short-term, secured bridge notes (the “June Bridge Notes”) evidencing an aggregate of $1.7 million of loans made to us by three parties: Cheval, an affiliate of BHC, our controlling stockholder at the time, lent $750,000; Nomis Bay, our second largest stockholder at the time, lent $750,000; and Dr. Durrant, our Chairman and Chief Executive Officer, lent $200,000. The June Bridge Notes accrued interest at a rate of 7.0% per annum and, after giving effect to extensions announced in October 2019, December 2019 and March 2020, were set to mature on December 31, 2020.

On November 12, 2019, we issued two short-term, secured bridge notes (the “November Bridge Notes” and together with the June Bridge Notes, the “2019 Bridge Notes”) evidencing an aggregate of $350,000 of loans made to us by two parties: Cheval, an affiliate of BHC, our controlling stockholder at the time, lent $250,000; and Dr. Durrant lent $100,000. The November Bridge Notes rank on par with the June Bridge Notes, and possessed other terms and conditions substantially consistent with the June Bridge Notes. The November Bridge Notes accrued interest at a rate of 7.0% per annum and, after giving effect to previously announced extensions, were set to mature on December 31, 2020.

In April 2020, we issued two short-term, secured bridge notes (the “April Bridge Notes” and collectively with the 2019 Bridge Notes, the “Bridge Notes”) evidencing an aggregate of $350,000 of loans made to us by two parties: Cheval, an affiliate of BHC, our controlling stockholder at the time, loaned $100,000, and Nomis Bay, our second largest stockholder, loaned $250,000. The April Bridge Notes ranked on par with the 2019 Bridge Notes, and possessed other terms and conditions substantially consistent with the 2019 Bridge Notes. The April Bridge Notes accrued interest at a rate of 7.0% per annum and were set to mature on December 31, 2020.

The Bridge Notes became due and payable at such earlier time as we raised more than $3,000,000 in a bona fide financing transaction or upon a change in control. As previously disclosed, all of the Bridge Notes were repaid in June 2020 with proceeds from the June 2020 Private Placement, and all of the Bridge Notes were extinguished. The Bridge Notes were secured by a lien on substantially all the Company’s assets, which liens have been released.

Consulting Arrangement

David Tousley served as our Chief Accounting and Administrative Officer, Corporate Secretary and Treasurer from July 6, 2020 until March 5, 2021. Prior to his appointment as our Chief Accounting and Administrative Officer, Corporate Secretary and Treasurer, Mr. Tousley provided various finance and accounting consulting services to the Company from July 2019 until joining the Company in a full-time role. In connection with these services rendered since July 2019, Mr. Tousley received a total of $457,912.50 in cash compensation from the Company, a stock option award granted on January 28, 2020 to purchase 151,600 shares of common stock at an exercise price of $2.00 per share, and a stock option award granted on May 20, 2020 to purchase 20,000 shares of common stock at an exercise price of $4.30 per share.

32

HUMANIGEN, INC. 830 MORRIS TURNPIKE, 4TH FLOOR SHORT HILLS, NJ 07078

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HGEN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive no later than 11:59 p.m. Eastern Time on June 8, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D47932-P56191	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANIGEN, INC.					To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
		For All	Withhold All	For All Except
The Board of Directors recommends you vote "FOR" the following:
		☐	☐	☐
1.	Election of Directors

Nominees:

01) Cameron Durrant, M.D., MBA
02) Ronald Barliant, JD
03) Rainer Boehm, M.D., MBA
04) Cheryl Buxton, MSc
05) Dale Chappell, M.D., MBA
06) John Hohneker, M.D.
07) Kevin Xie, Ph.D.

The Board of Directors recommends you vote "FOR" proposals 2 and 3.		For	Against	Abstain

2.	Ratification of the selection by the audit committee of our Board of HORNE LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement.	☐	☐	☐

NOTE: The proxy holder(s) will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, and all holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Proxy Statement and Annual Report on Form 10-K is available at www.proxyvote.com

D47933-P56191

HUMANIGEN, INC.
Annual Meeting of Stockholders
June 9, 2022 1:00 PM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Cameron Durrant, Timothy Morris, and Henry Madrid, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of HUMANIGEN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM ET, on June 9, 2022, via live webcast at, www.virtualshareholdermeeting.com/HGEN2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side